EXHIBIT 23.1

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 21, 1997 included in Scott's Liquid Gold-Inc. 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                              ARTHUR ANDERSEN LLP

Denver, Colorado
March 17, 1998